Exhibit 77Q(1)(e)(i)


Subadvisory Agreement dated April 3, 2006, among the Registrant, on behalf of IXIS Moderate Diversified Portfolio, IXIS Advisors and Dreman Value Management, L.L.C. is incorporated by reference to exhibit (d)(8) to PEA No. 34 to the Registration Statement filed on April 28, 2006
(Accession No. 0001193125-06-092573).